As filed with the Securities and Exchange Commission on February 10, 2006

Registration No. _______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2765381
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin	53186
(Address of principal executive offices)	(ZIP Code)

CRITICARE SYSTEMS, INC.
2003 STOCK OPTION PLAN
(Full title of the plan)

Emil H. Soika
President and Chief Executive Officer
Criticare Systems, Inc.
20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin 53186
(Name and address of agent for service)

   262-798-8282
(Telephone number, including area code
of agent for service)
Copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street Suite 2100 Milwaukee, Wisconsin 53202 414-298-1000
______________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.04 par value per share	500,000 (1)	$5.11 (2)	$2,555,000 (2)	$273.39 (2)

(1)
This Registration Statement also covers any additional shares of Common Stock which become issuable under the Criticare Systems Inc. 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Criticare Systems, Inc. (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
For the purpose of computing the registration fee, the Registrant has used $5.11 as the average of the high and low prices of the Common Stock as reported on February 8, 2006 on the American Stock Exchange for the offering price per share, in accordance with Rule 457(c) and (h). The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Criticare Systems, Inc. 2003 Stock Option Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-112565) effective February 6, 2004 are incorporated by reference and made a part hereof.

Item 8.    Exhibits.

4.1	Restated Certificate of Incorporation of the Registrant
4.2	By-Laws of the Registrant
4.3	Rights Agreement
5	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto)
24	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on February 10, 2006.

            CRITICARE SYSTEMS, INC.

            BY   /s/ Emil H. Soika
            Emil H. Soika, President and
            Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Emil H. Soika and Joel D. Knudson, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emil H. Soika	President, Chief Executive Officer	February 10, 2006
Emil H. Soika	and Director

/s/ Higgins D. Bailey	Chairman of the Board	February 10, 2006
Higgins D. Bailey	and Director

/s/ Stephen K. Tannenbaum	Director	February 10, 2006
Stephen K. Tannenbaum

/s/ Jeffrey T. Barnes	Director	February 10, 2006
Jeffrey T. Barnes

/s/ N.C. Joseph Lai	Director	February 10, 2006
N.C. Joseph Lai

/s/ Joel D. Knudson	Vice President-Finance and Secretary	February 10, 2006
Joel D. Knudson	(Principal Accounting Officer and Principal Financial Officer)

CRITICARE SYSTEMS, INC.
(Commission File No. 1-31943)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	The Registrant's Registration Statement on Form S-1, registration no. 33-13050

4.2	By-Laws of the Registrant	The Registrant's Registration Statement on Form S-1, registration no. 33-13050

4.3	Rights Agreement	The Registrant's Current Report on Form 8-K filed on April 18, 1997

5	Opinion of Counsel		X

23.1	Consent of BDO Seidman, LLP		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5

24	Power of Attorney	Signature Page to Registration Statement

4